                                                                  EXECUTION COPY





                               STOCK PURCHASE AGREEMENT

                                  AMONG AND BETWEEN

                             TRANSTERRA CO. (THE "BUYER"),

                      ALL AMERICAN BROKERS, INC. (THE "COMPANY")

                                         AND

                     SHAREHOLDERS OF THE COMPANY (THE "SELLERS").



















                                   October 3, 1995


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                                  TABLE OF CONTENTS

                                                                            Page

    RECITALS      . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

                                      ARTICLE I

                             PURCHASE AND SALE OF SHARES

    Section 1.1.  Sale of Shares . . . . . . . . . . . . . . . . . . . . .    1
    Section 1.2.  Purchase Price . . . . . . . . . . . . . . . . . . . . .    1
    Section 1.3.  Closing. . . . . . . . . . . . . . . . . . . . . . . . .    2
    Section 1.4.  Deliveries at Closing. . . . . . . . . . . . . . . . . .    2

                                      ARTICLE II

                            REPRESENTATIONS AND WARRANTIES
                              CONCERNING THE TRANSACTION

    Section 2.1.  Representations and Warranties of the Sellers. . . . . .    2
    Section 2.2.  Representations and Warranties of Buyer. . . . . . . . .    3


                                     ARTICLE III

                            REPRESENTATIONS AND WARRANTIES
                                CONCERNING THE COMPANY

    Section 3.1.  Organization, Qualification and Corporate Power. . . . .    4
    Section 3.2.  Compliance With Laws . . . . . . . . . . . . . . . . . .    4
    Section 3.3.  Capitalization . . . . . . . . . . . . . . . . . . . . .    4
    Section 3.4.  Noncontravention . . . . . . . . . . . . . . . . . . . .    5
    Section 3.5.  Brokers' Fees. . . . . . . . . . . . . . . . . . . . . .    5
    Section 3.6.  Undisclosed Liabilities. . . . . . . . . . . . . . . . .    5
    Section 3.7.  Legal Compliance/Customer Complaints . . . . . . . . . .    5
    Section 3.8.  Tax Matters. . . . . . . . . . . . . . . . . . . . . . .    5
    Section 3.9.  Insurance. . . . . . . . . . . . . . . . . . . . . . . .    5
    Section 3.10.  Customer Accounts . . . . . . . . . . . . . . . . . . .    6
    Section 3.11.  Litigation. . . . . . . . . . . . . . . . . . . . . . .    6
    Section 3.12.  Employee Benefits . . . . . . . . . . . . . . . . . . .    6
    Section 3.13.  Guaranties. . . . . . . . . . . . . . . . . . . . . . .    6
    Section 3.14.  Disclosure. . . . . . . . . . . . . . . . . . . . . . .    6


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                                      ARTICLE IV

                                PRE-CLOSING COVENANTS

    Section 4.1.  General. . . . . . . . . . . . . . . . . . . . . . . . .    6
    Section 4.2.  Notices and Consents . . . . . . . . . . . . . . . . . .    7
    Section 4.3.  Distribution/Disposal of the Company's Assets. . . . . .    7
    Section 4.4.  Full Access. . . . . . . . . . . . . . . . . . . . . . .    7
    Section 4.5.  Notice of Developments . . . . . . . . . . . . . . . . .    7
    Section 4.6.  Exclusivity. . . . . . . . . . . . . . . . . . . . . . .    7
    Section 4.7.  Termination of Employee Benefit Plans. . . . . . . . . .    8


                                      ARTICLE V

                                POST-CLOSING COVENANTS

    Section 5.1.  General. . . . . . . . . . . . . . . . . . . . . . . . .    8
    Section 5.2.  Covenant Not To Compete. . . . . . . . . . . . . . . . .    8
    Section 5.3.  Tax Matters. . . . . . . . . . . . . . . . . . . . . . .    8


                                      ARTICLE VI

                        CONDITIONS TO THE OBLIGATION TO CLOSE

    Section 6.1.  Conditions to Obligation of the Buyer. . . . . . . . . .    8
    Section 6.2.  Conditions to Obligation of the Sellers. . . . . . . . .    9


                                     ARTICLE VII

                                   INDEMNIFICATION

    Section 7.1.  Indemnification Provisions for Benefit of the Buyer. . .   10
    Section 7.2.  Indemnification Provisions for Benefit of the Sellers. .   11
    Section 7.3.  Procedure for Indemnification. . . . . . . . . . . . . .   11


                                     ARTICLE VIII

                                    MISCELLANEOUS

    Section 8.1.  Termination of Agreement . . . . . . . . . . . . . . . .   11
    Section 8.2.  Nature of Certain Obligations. . . . . . . . . . . . . .   11
    Section 8.3.  Entire Agreement . . . . . . . . . . . . . . . . . . . .   11
    Section 8.4.  Succession and Assignment. . . . . . . . . . . . . . . .   11
    Section 8.5.  Counterparts . . . . . . . . . . . . . . . . . . . . . .   12


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    Section 8.6.  Headings . . . . . . . . . . . . . . . . . . . . . . . .   12
    Section 8.7.  Notices. . . . . . . . . . . . . . . . . . . . . . . . .   12
    Section 8.8.  Governing Law. . . . . . . . . . . . . . . . . . . . . .   12
    Section 8.9.  Amendments and Waivers . . . . . . . . . . . . . . . . .   12
    Section 8.10.  Severability. . . . . . . . . . . . . . . . . . . . . .   12
    Section 8.11.  Incorporation of Exhibits and Schedules . . . . . . . .   12
    Section 8.12.  Construction. . . . . . . . . . . . . . . . . . . . . .   12

    DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-1


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                               STOCK PURCHASE AGREEMENT


    This Stock Purchase Agreement (this "Agreement") is entered into as of October 3, 1995 among TRANSTERRA CO., a Nebraska corporation (the "Buyer"), ALL AMERICAN BROKERS, INC., a California corporation (the "Company") and JOHN DUFFY and MARY HERMANSKY, individuals and shareholders of the Company (collectively John Duffy and Mary Hermansky are the "Sellers"). The Buyer, the Sellers and the Company are sometimes referred to in this Agreement collectively as the "parties" and individually as a "party." Terms used and not otherwise defined shall have the meanings assigned to them on Appendix A.


                                       RECITALS

    The Sellers own all of the issued and outstanding shares of the common stock of the Company (the "Stock"); and

    The Buyer desires to acquire the Stock from the Sellers and the Sellers desire to sell the Stock to the Buyer on the terms and conditions set forth in this Agreement.

    NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties, the parties, intending to be legally bound, agree as follows:


                                      ARTICLE I

                             PURCHASE AND SALE OF SHARES

    Section 1.1. SALE OF SHARES. Each Seller hereby agrees to sell all of his Stock to the Buyer, and the Buyer hereby agrees to purchase all of each Seller's Stock on the terms and conditions set forth in this Agreement.

    Section 1.2. PURCHASE PRICE. (a) The aggregate purchase price (the "Purchase Price") to be paid by the Buyer to the Sellers for the Stock shall be calculated as follows:

          (i) one hundred twenty-seven thousand and no/100 dollars ($127,000); plus

          (ii) an amount equal to the Company's Net Cash Assets as hereinafter defined.

     (b) Net Cash Assets shall equal the amount of funds on deposit at banks or other financial institutions less outstanding checks and any other payments made against such funds which have not cleared the relevant bank or financial institution. Net Cash Assets shall be equal to or greater than sixty thousand and no/100 dollars ($60,000) on the Closing Date. The total Amount of Net Cash Assets on the Closing Date shall be mutually agreed to by the Buyer and John Duffy. Net Cash Assets shall not include amounts relating to any accounts receivable.

     (c) The Purchase Price shall be allocated among the Sellers in proportion to their respective holdings of Stock as set forth on the signature page to this Agreement. The Purchase Price will be paid to the Sellers in cash on the Closing Date. Payment shall be made by wire transfer of immediately available funds to accounts designated by the Sellers.

     Section 1.3. CLOSING. The closing of the transactions contemplated in this Agreement shall take place at 10:00 a.m. at the offices of the Company on October 25, 1995 or at such other time or place upon which the Sellers, the Company and the Buyer shall mutually agree (the "Closing").

     Section 1.4. DELIVERIES AT CLOSING. At the Closing, (i) the Sellers will deliver to the Buyer the various certificates, instruments and documents referred to in Section 6.1 below; (ii) the Buyer will deliver to the Sellers the various certificates, instruments and documents referred to in Section 6.2 below; (iii) each of the Sellers will deliver to the Buyer stock certificates representing all of the Stock owned by such Seller, endorsed in blank or accompanied by duly executed assignment documents; and (iv) the Buyer will deliver to each of the Sellers the Purchase Price.


                                      ARTICLE II

                            REPRESENTATIONS AND WARRANTIES
                              CONCERNING THE TRANSACTION

     Section 2.1. REPRESENTATIONS AND WARRANTIES OF THE SELLERS. Each of the Sellers represents and warrants to the Buyer that the statements made in this
Section 2.1 are correct and complete as of the date of this Agreement and will be correct and complete at the time of the Closing with respect to himself or herself. In addition, each Seller individually makes to the Buyer each of the representations set forth in Article III hereof.

          (a) AUTHORIZATION OF TRANSACTION. Each Seller has full power and authority to execute and deliver this Agreement and to perform his or her obligations under this Agreement. This Agreement constitutes the valid and legally binding obligation of each Seller, enforceable in accordance with its terms and conditions. Each Seller need not give any notice to, make any filing with or obtain any authorization, consent or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

          (b) NONCONTRAVENTION. The execution and the delivery of this Agreement and the consummation of the transactions contemplated in this Agreement will not (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which any of the Sellers are subject or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Seller is a party or by which he or she is bound or to which any of his or her assets is subject.

          (c) BROKER'S FEES. The Sellers have no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

          (d) STOCK. Each Seller is the holder of record and beneficially owns the number of shares of the Company's common stock set forth next to his or her name on the signature page of this Agreement. Each Seller owns the Stock free and clear of any liens, security interests or restrictions on transfer.

     Section 2.2. REPRESENTATIONS AND WARRANTIES OF BUYER. The Buyer represents and warrants to the Seller that the statements made in this Section
2.2 are correct and complete as of the date of this Agreement and will be correct and complete at the time of the Closing.

          (a) DUE ORGANIZATION AND GOOD STANDING. The Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nebraska. The Buyer is duly authorized to conduct the business in which it is engaged, either directly or through its subsidiaries.

          (b) AUTHORIZATION OF TRANSACTION. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. The Buyer need not give any notice to, make any filing with or obtain any authorization, consent or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

          (c) NONCONTRAVENTION. The execution and the delivery of this Agreement by Buyer and the consummation of the transactions contemplated in this Agreement, will not: (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which the Buyer is subject; (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject; or (iii) violate the articles of incorporation or bylaws of the Buyer.

          (d) BROKERS' FEES. The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which any Seller could become liable or obligated.


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                                     ARTICLE III

                            REPRESENTATIONS AND WARRANTIES
                                CONCERNING THE COMPANY

     Each of the Sellers individually represent and warrant to the Buyer that the statements in this Article III are correct and complete as of the date of this Agreement and will be correct and complete at the time of the Closing.

     Section 3.1. ORGANIZATION, QUALIFICATION AND CORPORATE POWER. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of California. The Company is duly authorized to conduct business and is in good standing as a foreign corporation under the laws of each jurisdiction where such qualification is required. The Company has full corporate power and authority necessary to carry on the businesses in which it is engaged and to own and use its properties. The Sellers have delivered to the Buyer correct and complete copies of the articles of incorporation and bylaws of the Company (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors and any committees of the board of directors), the stock certificate books and the stock record books of the Company are correct and complete. The Company is not in default under or in violation of any provision of its articles of incorporation or bylaws.

     Section 3.2. COMPLIANCE WITH LAWS. The Company is in substantial compliance with all, and has received no notice of any violation of any, laws or regulations applicable to its operations including, without limitation, the Rules of Fair Practice of the National Association of Securities Dealers, Inc. (the "NASD") or and rules or regulations of the Securities and Exchange Commission (the "SEC") or any state securities commission. The Company is registered as a broker-dealer with the NASD and the SEC and all state(s) where its business activities require registration. The Company has all permits, licenses and other governmental authorizations necessary to conduct its business as presently conducted. Without limiting the generality of the foregoing, the Company has maintained its records and its customer's records in accordance with NASD and SEC rules and regulations.

     Section 3.3. CAPITALIZATION. The entire authorized capital stock of the Company consists of 1,000,000 shares of common stock, of which 100,000 shares are issued and outstanding and none are held in treasury. All of the issued and outstanding shares of the Company's common stock have been duly authorized, are validly issued, fully paid and nonassessable. The holders of record for all issued and outstanding shares of the Company's common stock are the Sellers. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require the Company to issue, sell or otherwise distribute its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the capital stock of the Company.


                                          4

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     Section 3.4.  NONCONTRAVENTION.  The execution and the delivery of this
Agreement and the consummation of the transactions contemplated in this Agreement will not (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which the Company is subject; (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject; or (iii) violate any provision of the articles of incorporation or bylaws of the Company. Other than an amendment to its Form BD reflecting the transaction contemplated hereby, the Company is not required to give notice to, make any filing with or obtain any authorization, consent or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement.

     Section 3.5. BROKERS' FEES. The Company has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     Section 3.6. UNDISCLOSED LIABILITIES. As of the Closing, the Company will have no liabilities (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against it giving rise to any liability).

     Section 3.7. LEGAL COMPLIANCE/CUSTOMER COMPLAINTS. The Company has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of federal, state, local and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced against the Company alleging any failure so to comply. No person who currently conducts or who in the past has conducted brokerage transactions with the Company has made a complaint or claim against the Company alleging misconduct, fraudulent misrepresentation, gross negligence or has made any other claim or complaint associated with transactions in securities, and no facts or circumstances exist which would cause the Company to incur liability for any such claims or complaints.

     Section 3.8. TAX MATTERS. The Company has accurately and timely filed all Tax Returns required to be filed by it, and paid all income taxes owed by it, and no taxes shown on any of the Company's Tax Returns is delinquent. The Company is not a party to any pending action or proceeding, nor to the Company's knowledge is any such action or proceeding threatened by any governmental authority, for the assessment or collection of Taxes. The Company has not executed or filed with any taxing authority any agreement extending the period for assessment or collection of any Taxes. The Company has paid all Taxes owed or which it is required to withhold from amounts owing to its employees, creditors or other third parties.

     Section 3.9. INSURANCE. The Company is presently insured and during each of the past five calendar years has been insured, for reasonable amounts with financially sound and


                                          5

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reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable law and regulation.

     Section 3.10. CUSTOMER ACCOUNTS. As of the Closing Date, the Company shall provide the Buyer all mutual fund client statements for the previous twelve (12) months. Such statements shall be complete and accurate in all material respects.

     Section 3.11. LITIGATION. There is no claim, suit, action or legal, administrative, arbitration or administrative, other proceeding or governmental investigation pending against the Company which might materially adversely affect the financial condition or results of operations of the Company or the conduct of the Company's business, and to the best of the knowledge of the Sellers, no such proceedings are threatened or contemplated by any person at this time.

     Section 3.12. EMPLOYEE BENEFITS. The Company has complied in all material respects with all federal, state and local laws (statutory and common law) in connection with the creation and maintenance of its Employee Benefit Plans. As of the Closing, the Company will have no liability to any Employee Benefit Plan, and the Company will not be the subject of any liability arising from or relating to any Employee Benefit Plan maintained by the Company.

     Section 3.13. GUARANTIES. The Company is not a guarantor or is otherwise liable for any liability or obligation (including indebtedness) of any other person.

     Section 3.14.  DISCLOSURE.   No representation, warranty or statement of
the Company, or any information, documents or memorandum furnished to the Buyer or its agents, by the Company or its agents, as part of the transactions contemplated in this Agreement, is materially false or misleading or omits, or will omit, to state any material fact necessary to make each representation or warranty or statement accurate and not misleading in any material respect. The copies of documents delivered to Buyer in connection with the transaction contemplated by this Agreement are accurate and complete and are not missing any amendments, modifications, correspondence or other related papers which would be pertinent to the Buyer's understanding thereof in any material respect. There is no fact known to the Company that has not been disclosed to Buyer in this Agreement or pursuant to this Agreement that was or is material to the ability of Company to perform their obligations under this Agreement.


                                      ARTICLE IV

                                PRE-CLOSING COVENANTS

     The parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

     Section 4.1. GENERAL. Each of the parties will use his or its reasonable best efforts to take all action and to do all things necessary, proper or advisable in order to consummate and


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make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article VI below).

     Section 4.2. NOTICES AND CONSENTS. The Sellers will cause the Company to give any notices to third parties, and will cause the Company to use its reasonable best efforts to obtain any third-party consents needed to consummate the transactions contemplated by this Agreement. Each of the parties will (and the Sellers will cause the Company to) give any notices to, make any filings with and use its reasonable best efforts to obtain any authorizations, consents and approvals of governments and governmental agencies required in order to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Sellers and the Company shall obtain all necessary and appropriate approvals from, and make all necessary and appropriate filings with the NASD, the SEC or any other regulatory authority required to consummate the transactions contemplated in this Agreement. All such filings or approvals shall be made or obtained prior to the Closing Date.

     Section 4.3. DISTRIBUTION/DISPOSAL OF THE COMPANY'S ASSETS. The Company shall satisfy all of its known liabilities prior to the date of Closing including but not limited to, liabilities arising from the termination of the lease for the Company's office at 1015 Center Street, Santa Cruz, California. The Company shall dispose of all of its assets (including all furniture and equipment) on or prior to the Closing with the exception of $60,000 in cash which shall be maintained in the Company's normal operating bank account. All leases and any other material contracts in which the Company is a party shall be terminated on or prior to the date of Closing.

     Section 4.4. FULL ACCESS. The Company will permit representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company, to all premises, properties, personnel, books, records (including Tax records), contracts and documents of or pertaining to the Company.

     Section 4.5. NOTICE OF DEVELOPMENTS. The parties will give prompt written notice to any other party of any material adverse development causing a breach of any of the representations and warranties set forth in this Agreement. No disclosure by any party pursuant to this Section 4.5, however, shall be deemed to prevent or cure any misrepresentation, breach of warranty or breach of covenant.

     Section 4.6.  EXCLUSIVITY.  Other than as specifically required by Section
4.3 thereof, the Sellers and the Company will not (i) solicit, initiate, or encourage the submission of any proposal or offer from any person relating to the acquisition of any capital stock or other voting securities or any substantial portion of the assets of the Company (including any acquisition structured as a merger, consolidation or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in or facilitate in any other manner any effort or attempt by any person to do or seek any of the foregoing. None of the Sellers will vote their Stock in favor of any such acquisition structured as a merger, consolidation or share exchange. The Sellers will notify the Buyer immediately if any person makes any proposal, offer, inquiry or contact with respect to any of the foregoing.

     Section 4.7. TERMINATION OF EMPLOYEE BENEFIT PLANS. The Company, at the Sellers' sole cost and expense, shall terminate, dissolve or eliminate all of its Employee Benefit Plans.


                                      ARTICLE V

                                POST-CLOSING COVENANTS

     The parties agree as follows with respect to the period following the
Closing:

     Section 5.1. GENERAL. After the Closing, each of the parties will take any action (including the execution and delivery of such further instruments and documents) that is reasonably requested by any other party and is necessary or desirable to carry out the purposes of this Agreement. The cost and expense for such actions shall be borne by the requesting party unless the requesting party is entitled to indemnification for such actions under this Agreement.

     Section 5.2. COVENANT NOT TO COMPETE. For a period of five years from and after the date of the Closing Date, the Sellers will not directly or indirectly solicit or conduct any business which is similar to the Company's business with persons who currently conduct business with the Company as of the Closing Date or who have conducted business with the Company within three years prior to the Closing Date. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 5.3 is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

     Section 5.3. TAX MATTERS. The Buyer and each of the Sellers agree to cooperate with each other in all respects regarding matters that relate to or arise from Taxes. Without limiting the generality of the foregoing, the Buyer and the Sellers agree to cooperate fully with respect to any Tax Return that must be filed as of the date of Closing. The Sellers shall bear the cost of all Tax Returns that relate to periods ending on or before the date of the Closing. The Buyer shall bear the cost of all Tax Returns that relate to periods ending after the date of the Closing.


                                      ARTICLE VI

                        CONDITIONS TO THE OBLIGATION TO CLOSE

     Section 6.1. CONDITIONS TO OBLIGATION OF THE BUYER. The obligation of the Buyer to perform its obligations in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the representations and warranties set forth in Section 2.1 and Article III above shall be true and correct in all material respects at the time of the Closing;

          (ii) the Sellers shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

          (iii) no action, suit or proceeding shall be pending or threatened before the NASD, any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (a) prevent consummation of the transactions contemplated by this Agreement, (b) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (c) affect adversely the right of the Buyer to own the Stock and to control the Company or (d) affect adversely the right of the Company to own its assets and to operate its business (and no such injunction, judgment, order, decree, ruling or charge shall be in effect);

          (iv) the Sellers shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in Section 6.1(a)(i)-(iii) is satisfied in all respects;

          (v) the Buyer shall have received certified copies of the resolutions of the Company and its shareholders approving the authorization of the delivery, execution and performance of this Agreement;

          (vi) the Buyer shall have received a Certificate of Good Standing with respect to the Company from its State of incorporation which is dated within 30 days prior to the Closing Date;

          (vii) the Net Cash Assets shall equal at least $60,000 and the Company's stockholder's equity shall equal at least $60,000; and

          (viii) the Buyer shall have received the resignations, effective as of the Closing, of each director and officer of the Company.

     All actions to be taken by the Sellers in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Buyer. The Buyer may waive any condition specified in this Section 6.1 if it executes a writing so stating at or prior to the Closing.

     Section 6.2. CONDITIONS TO OBLIGATION OF THE SELLERS. The obligation of the Sellers to perform its obligations in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the representations and warranties set forth in Section 2.2 above shall be true and correct in all material respects at and as of the Closing Date;

          (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (iii) no action, suit or proceeding shall be pending or threatened before the NASD, any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling or charge shall be in effect);

          (iv) the Buyer shall have delivered to the Sellers a certificate to the effect that each of the conditions specified above in Section 6.2(i)-(iii) is satisfied in all respects;

          (v) the Sellers shall have received one set of certified copies of the resolutions of the Buyer approving the authorization of the delivery, execution and performance of this Agreement; and

          (vi) the Sellers shall have received a Certificate of Good Standing with respect to the Buyer from its State of incorporation which is dated within 30 days prior to the Closing Date.

     All actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Seller. The Sellers may waive any condition specified in this Section 7.2 if they execute a writing so stating at or prior to the Closing.


                                     ARTICLE VII

                                   INDEMNIFICATION

     Section 7.1. INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE BUYER. Each of the Sellers shall indemnify the Buyer, the Company, and their respective officers, directors, employees, agents and affiliates against, and hold them harmless, from any and all losses, liabilities, obligations, damages, penalties, actions, judgments, suits, costs or disbursements of any kind or nature (including legal fees) that may be imposed on, sustained by or asserted against the Buyer, the Company or any such persons resulting from, arising out of or relating to (i) any representation made in this Agreement by the Company or such Seller being incomplete or incorrect, (ii) the breach of any warranty, covenant, agreement or other provisions to be performed by such Seller under this Agreement or (iii) the conduct of the business of the Company prior to the Closing.

     Section 7.2. INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE SELLERS. The Buyer shall indemnify each of the Sellers against, and hold them harmless from, any and all losses, liabilities, obligations, damages, penalties, actions, judgments, suits, costs or disbursements of any kind or nature (including legal fees) that may be imposed on, sustained by or asserted against such person arising out of or relating to (i) any representation made by the Buyer being incomplete or incorrect or (ii) the breach of any warranty, covenant, agreement or other provisions to be performed by the Buyer under this Agreement.

     Section 7.3. PROCEDURE FOR INDEMNIFICATION. Any Party that makes a claim for indemnification pursuant to Section 7.1 or 7.2 of this Agreement shall notify the party against whom the claim is asserted in writing. This notification shall state the amount being claimed and shall adequately describe the facts and circumstances related to the claim. Any party who becomes the subject of a claim for indemnification under this Article VII shall have the right to (i) join, at its own costs and expense, the defense of the claim, action or proceeding or (ii) take over the defense of the claim, action or proceeding (including paying all costs and expenses) if such party agrees in writing to be bound by the terms and promptly pay the full amount of any liability resulting from such claim.


                                     ARTICLE VIII

                                    MISCELLANEOUS

     Section 8.1. TERMINATION OF AGREEMENT. (a) The Buyer and the Sellers may terminate this Agreement by mutual written consent at any time prior to the Closing.

     (b) If the Buyer is not reasonably satisfied with the results of its continuing business, legal and accounting due diligence regarding the Company, it may terminate this Agreement by giving written notice to the Sellers on or before 15 days prior to the date of the Closing.

     Section 8.2. NATURE OF CERTAIN OBLIGATIONS. The representations, warranties and covenants in this Agreement are joint and several obligations. This means that each Seller will be responsible for the entirety of any liability the Buyer may incur as a result of any breach thereof. The representations, warranties and covenants of the parties contained in this Agreement shall survive any investigation thereof by the party to which such representation, warranty or covenant is made and the Closing.

     Section 8.3. ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties whether written or oral.

     Section 8.4. SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and assigns. No party may assign either this Agreement or any of his or its rights, interests or obligations hereunder without the prior written approval of the Buyer and the Sellers.

     Section 8.5. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     Section 8.6. HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 8.7. NOTICES. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by national overnight delivery service or by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient at the address set forth below such parties name on the signature page hereto. Any party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

     Section 8.8. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Nebraska without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Nebraska.

     Section 8.9. AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Sellers. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     Section 8.10. SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     Section 8.11. INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     Section 8.12. CONSTRUCTION. Whenever the context requires, the use in this Agreement of a pronoun of any gender shall be deemed to refer also to the other gender, and the use of the singular shall be deemed to refer also to the plural. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                        TRANSTERRA CO.


                                             /s/ Robert T. Slezak
                                        ----------------------------------------
                                        By: Robert T. Slezak
                                           -------------------------------------
                                        Title: Vice President & CFO
                                              ----------------------------------
                                        Address: PO Box 3288
                                                --------------------------------
                                                 Omaha   NE   68105-0288
                                        ----------------------------------------


                                        ALL AMERICAN BROKERS, INC.


                                             /s/ John J. Duffy
                                        ----------------------------------------
                                        By: John J. Duffy
                                           -------------------------------------
                                        Title: President
                                              ----------------------------------
                                        Address: 1015 Center St
                                                --------------------------------
                                                 Santa Cruz, CA  95060
                                        ----------------------------------------


                                        JOHN DUFFY
                                        SHARES OWNED:  50,000


                                             /s/ John J. Duffy
                                        ----------------------------------------
                                        Address: 1015 Center St
                                                --------------------------------
                                                 Santa Cruz, CA  95060
                                        ----------------------------------------


                                        MARY HERMANSKY
                                        SHARES OWNED:  50,000


                                             /s/ Mary Humansky
                                        ----------------------------------------
                                        Address: 1015 Center St
                                                --------------------------------
                                                 Santa Cruz, CA  95060
                                        ----------------------------------------

                                      EXHIBIT A

                                     DEFINITIONS

     Terms used in this Agreement, but not otherwise defined, shall have the respective meanings set forth below:

     "AGREEMENT" has the meaning set forth in the preface.

     "BUYER" has the meaning set forth in the preface.

     "CLOSING" has the meaning set forth in Section 2.3.

     "CLOSING DATE" has the meaning set forth in Section 2.3.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMPANY" has the meaning set forth in the preface.

     "EMPLOYEE BENEFIT PLAN" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan) or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

     "KNOWLEDGE" means actual knowledge after reasonable investigation.

     "LIABILITY" means any liability, obligation, loss, damages, penalties, actions, judgements, claims, suits costs, fees, expenses and disbursements, including reasonable attorney fees which may be imposed upon any person (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due).

     "NASD" has the meaning set forth in Section 4.2.

     "NET CASH ASSETS" has the meaning set forth in Section 1.2.

     "NONCOMPETITION PAYMENT" has the meaning set forth in Section 5.2.

     "PARTIES" has the meaning set forth in the preface above.

     "PARTY" has the meaning set forth in the preface above.

     "PERSON" means an individual or any legal entity whatsoever, including a partnership, corporation, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity (or any department, agency or political subdivision thereof.

     "PURCHASE PRICE" has the meaning set forth in Section 2.2.

     "SELLER" has the meaning set forth in the preface.

     "SERVICE FEES" has the meaning set forth in Section 5.2.

     "STOCK" means all of the issued and outstanding shares of the Company's capital stock, no par value.

     "TAX" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

     "TAX RETURN" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

      "TREASURY REGULATION" means the regulations issued by the Treasury Department pursuant to authority granted in the Code.


                                         A-2